PROSPECTUS SUPPLEMENT Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-204908 Dated December 2, 2015

UBS AG Performance Securities

Linked to the common stock or American depositary receipts of a specific company or the shares of a specific exchange traded fund

Investment Description

UBS AG Performance Securities (the “Securities”) are unsubordinated, unsecured debt obligations issued by UBS AG, London Branch (“UBS” or the “issuer”) linked to the common stock or American depositary receipts of a specific company or the shares of a specific exchange traded fund (the “underlying asset”). The applicable terms of an offering of the Securities will be specified in the relevant final terms supplement you will receive from your financial advisor. The general terms are as follows:

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Unless otherwise specified in the relevant final terms supplement, the principal amount of each Security will equal $10 and will be offered at a minimum investment of 100 Securities at $10 per Security (representing a $1,000 investment) and integral multiples of $10 in excess thereof.

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At maturity UBS will pay you a cash payment, for each Security you hold, that will be based on (i) the underlying return and (ii) whether the final level of the underlying asset is less than the initial level, calculated as follows:

♦	If the underlying return is positive:

$10 + ($10 × Underlying Return × Participation Rate).

♦	If the underlying return is zero:

Principal Amount of $10.

♦	If the underlying return is negative:

$10 + ($10 × Underlying Return).

Investing in the Securities involves significant risks. The Securities are fully exposed to any decline in the level of the underlying asset from the trade date to the final valuation date. Specifically, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment. The stated payout from the issuer only applies if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

Features

❑	Enhanced Participation in the Positive Performance of the Underlying Asset — At maturity, the Securities provide enhanced participation in any positive underlying return at the participation rate.

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Full Downside Market Exposure — If the underlying return is negative, you will lose a percentage of your principal amount equal to the underlying return and, in extreme situations, you could lose all of your initial investment.

Notice to investors: the Securities are significantly riskier than conventional debt instruments. UBS is not necessarily obligated to repay the full amount of your initial investment at maturity, and the Securities have the same downside market risk as an investment in the underlying asset. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the Securities if you do not understand or are not comfortable with the significant risks involved in investing in the Securities.

You should carefully consider the risks described under “Key Risks” beginning on page 4 and under “Risk Factors” beginning on page PS-25 of the Optimization & Performance Strategies product supplement before purchasing any Securities. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your Securities. You may lose some or all of your initial investment in the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network.

Security Offerings

This prospectus supplement describes the general terms of Securities that we may offer. The applicable terms of any offering of Securities will be specified in the relevant final terms supplement you receive from your financial advisor.

The estimated initial value of the Securities as of the trade date will be specified in the relevant final terms supplement for each offering of the Securities. The estimated initial value of the Securities will be determined on the date of the relevant final terms supplement by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks — Fair value considerations” and “Key Risks — Limited or no secondary market and secondary market price considerations” on pages 4 and 5 of this prospectus supplement.

See “Additional Information about UBS and the Securities” on page ii. The Securities we are offering will have the terms set forth in the Optimization & Performance Strategies product supplement relating to the Securities, the accompanying prospectus, this prospectus supplement and the relevant final terms supplement for your Securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this prospectus supplement, the Optimization & Performance Strategies product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

UBS Investment Bank	UBS Financial Services Inc.

Additional Information about UBS and the Securities

UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement for the Securities) with the Securities and Exchange Commission, or SEC, for each offering for which this prospectus supplement will relate. Before you invest, you should read these documents and any other documents relating to the Securities that UBS has filed with the SEC for more complete information about UBS and the potential offerings. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 1-877-387-2275.

You may access these documents on the SEC web site at www.sec.gov as follows:

♦	Optimization & Performance Strategies product supplement dated June 15, 2015:

http://www.sec.gov/Archives/edgar/data/1114446/000119312515222597/d941466d424b2.htm

♦	Prospectus dated June 12, 2015:

http://www.sec.gov/Archives/edgar/data/1114446/000119312515222010/d935416d424b3.htm

This prospectus supplement describes the terms that will apply generally to the Securities. On the trade date, UBS will prepare a final terms supplement that, in addition to the identity of the underlying asset and any changes to the general terms specified herein, will also include the specific pricing terms, including the estimated initial value, for that issuance. Attached as Annex A to this prospectus supplement is a form of the final terms supplement which you will receive after the trade is executed on the trade date, which will specify the final economic terms of the Securities. You will also receive a preliminary terms supplement in much the same form, except providing indicative ranges for the estimated initial value of the Securities and, depending on your selection of terms, for the participation rate. Any final terms supplement should be read in connection with this prospectus supplement, the Optimization & Performance Strategies product supplement and the accompanying prospectus.

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, “Performance Securities” or the “Securities” refer to the Securities that will be offered hereby. Also, references to the “Optimization & Performance Strategies product supplement” mean the UBS product supplement, dated June 15, 2015, and references to “accompanying prospectus” mean the UBS prospectus, titled “Debt Securities and Warrants,” dated June 12, 2015.

UBS reserves the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. In the event of any changes to the terms of the Securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

ii

Investor Suitability

The Securities may be suitable for you if:

♦	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of all of your initial investment.

♦	You can tolerate a loss of some or all of your investment and are willing to make an investment that has the same downside market risk as an investment in the underlying asset.

♦	You believe the level of the underlying asset will appreciate over the term of the Securities.

♦	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying asset.

♦	You do not seek current income from your investment and are willing to forego any dividends paid on the underlying asset.

♦	You are willing to hold the Securities to maturity and accept that there may be little or no secondary market for the Securities.

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You are willing to assume the credit risk of UBS for all payments under the Securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

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You understand that the estimated initial value of the Securities determined by our internal pricing models will be lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the Securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The Securities may not be suitable for you if:

♦	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of all of your initial investment.

♦	You require an investment designed to provide a full return of principal at maturity.

♦	You are not willing to make an investment that has the same downside market risk as an investment in the underlying asset.

♦	You believe that the level of the underlying asset will decline during the term of the Securities and is likely to be less than the initial level on the final valuation date.

♦	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying asset.

♦	You seek current income from your investment and are not willing to forego any dividends paid on the underlying asset.

♦	You are unable or unwilling to hold the Securities to maturity or you seek an investment for which there will be an active secondary market.

♦	You are not willing to assume the credit risk of UBS for all payments under the Securities including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Key Risks” beginning on page 4 of this prospectus supplement and page PS-25 of the Optimization and Performance Strategies product supplement, as well as the “Key Risks” section of the relevant final terms supplement for risks related to an investment in the Securities.

Common Terms for Each Offering of the Securities

Issuer	UBS AG, London Branch
Term	As specified in the relevant final terms supplement.
Underlying Asset	The common stock or American depositary receipt of a specific company or the share of a specific exchange traded fund as specified in the relevant final terms supplement.
Trade Date	As specified in the relevant final terms supplement, or if that day is not a trading day, the next following trading day. The trade date may be subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” in the Optimization & Performance Strategies product supplement.
Settlement Date	Unless otherwise specified in the relevant final terms supplement, 3 business days following the trade date or if that day is not a business day, the next following business day. The settlement date may be subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” in the Optimization & Performance Strategies product supplement.
Final Valuation Date	As specified in the relevant final terms supplement, or if that day is not a trading day, the next following trading day. The final valuation date may be subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” and “— Final Valuation Date” in the Optimization & Performance Strategies product supplement.
Maturity Date	Unless otherwise specified in the relevant final terms supplement, 5 business days following the final valuation date or if that day is not a business day, the next following business day. The maturity date may be subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” and “— Maturity Date” in the Optimization & Performance Strategies product supplement.
Principal Amount	Unless otherwise specified in the relevant final terms supplement, $10 per Security, offered at a minimum investment of 100 Securities (representing a $1,000 investment) and integral multiples of $10 in excess thereof.
Payment at Maturity (per Security)

If the underlying return is positive, UBS will pay you an amount in cash equal to:

$10 + ($10 × Underlying Return ×
Participation Rate).

If the underlying return is zero, UBS will pay you an amount in cash equal to:

Principal Amount of $10.

If the underlying return is negative, UBS will pay you an amount in cash equal to:

$10 + ($10 × Underlying Return).

In such a case, you will lose a percentage of your principal amount equal to the negative underlying return, and in extreme situations, you could lose all of your initial investment.

Underlying Return	The quotient, expressed as a percentage, of: Final Level – Initial Level Initial Level
Initial Level	The closing level of the underlying asset on the trade date as determined by the calculation agent, as specified in the relevant final terms supplement (as may be adjusted in the case of antidilution and reorganization events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the Optimization & Performance Strategies product supplement).
Final Level	The closing level of the underlying asset on the final valuation date as determined by the calculation agent (as may be adjusted in the case of antidilution and reorganization events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the Optimization & Performance Strategies product supplement).
Closing Level	On any trading day, generally the last reported sale price (or, in the case of NASDAQ, the official closing price) of the underlying asset during the principal trading session on the principal national securities exchange on which it is listed for trading, as determined by the calculation agent.
Participation Rate	As specified in the relevant final terms supplement.
CUSIP	As specified in the relevant final terms supplement.
ISIN	As specified in the relevant final terms supplement.
Valoren	As specified in the relevant final terms supplement.

Investment Timeline

The initial level and participation rate are determined.

The final level is determined on the final valuation date and the underlying return is calculated.

If the underlying return is positive, UBS will pay you an amount in cash equal to:

$10 + ($10 × Underlying Return ×

Participation Rate).

If the underlying return is zero, UBS will pay you an amount in cash equal to:

Principal Amount of $10.

If the underlying return is negative, UBS will pay you an amount in cash equal to:

$10 + ($10 × Underlying Return).

In such a case, you will lose a percentage of your principal amount equal to the negative underlying return, and in extreme situations, you could lose all of your initial investment.

Investing in the Securities involves significant risks. The Securities are fully exposed to any decline in the level of the underlying asset from the trade date to the final valuation date. Specifically, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment. The stated payout from the issuer only applies if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

Key Risks

An investment in the Securities involves significant risks. Some of the risks that apply to the Securities are summarized here, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the Optimization & Performance Strategies product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

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Risk of loss at maturity — The Securities differ from ordinary debt securities in that UBS will not necessarily repay the full principal amount of the Securities. UBS will only pay you the principal amount of your Securities at maturity if the final level of the underlying asset is equal to or greater than the initial level. If the underlying return is negative, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment.

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The stated payout from the issuer applies only if you hold your Securities to maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the underlying asset is equal to or greater than the initial level.

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The participation rate applies only if you hold your Securities to maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the participation rate, and the return you realize may be less than the return of the underlying asset times the participation rate even if such return is positive. You can receive the full benefit of the participation rate from UBS only if you hold your Securities to maturity.

♦	No interest payments — UBS will not pay any interest with respect to the Securities.

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Credit risk of UBS — The Securities are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’s actual and perceived creditworthiness may affect the market value of the Securities. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose all of your initial investment.

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Market risk — The return on the Securities, which may be positive or negative, is directly linked to the performance of the underlying asset and, if an underlying asset is an exchange traded fund (an “ETF”), indirectly linked to the value of the stocks, futures contracts on physical commodities and other assets constituting the ETF (collectively, “underlying constituents”). The level of the underlying asset can rise or fall sharply due to factors specific to such underlying asset or its underlying constituents and their issuers, as applicable, such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market levels, interest rates and economic and political conditions. Prior to investing in the Securities, you should conduct your own investigation into the respective underlying asset issuer, the underlying asset and the underlying constituents, as applicable, for your Securities.

♦	Fair value considerations.

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The issue price you pay for the Securities will exceed their estimated initial value — The issue price you pay for the Securities will exceed their estimated initial value as of the trade date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the trade date, we will determine the estimated initial value of the Securities by reference to our internal pricing models and it will be set forth in the relevant final terms supplement. The pricing models used to determine the estimated initial value of the Securities incorporate certain variables, including the level and volatility of the underlying asset and the underlying constituents, as applicable, expected dividends on the underlying asset and the underlying constituents, as applicable, prevailing interest rates, the term of the Securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the Securities to you. Due to these factors, the estimated initial value of the Securities as of the trade date will be less than the issue price you pay for the Securities.

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The estimated initial value is a theoretical price; the actual price that you may be able to sell your Securities in any secondary market (if any) at any time after the trade date may differ from the estimated initial value — The value of your Securities at any time will vary based on many factors, including the factors described above and in “— Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the trade date, if you attempt to sell the Securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the Securities determined by reference to our internal pricing models. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.

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Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the Securities as of the trade date — We may determine the economic terms of the Securities, as well as hedge our obligations, at least in part, prior to pricing the Securities on the trade date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the Securities cannot be determined as of the trade date and any such differential between the estimated initial value and the issue price of the Securities as of the trade date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the Securities.

♦	Limited or no secondary market and secondary market price considerations.

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There may be little or no secondary market for the Securities — The Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and its affiliates may make a market in each offering of the Securities, although they are not required to do so and may stop making a market at any time. If you are able to sell your Securities prior to maturity, you may have to sell them at a substantial loss. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.

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The price at which UBS Securities LLC and its affiliates may offer to buy the Securities in the secondary market (if any) may be greater than UBS’ valuation of the Securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements — For a limited period of time following the issuance of the Securities, UBS Securities LLC or its affiliates may offer to buy or sell such Securities at a price that exceeds (i) our valuation of the Securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such Securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)” in the relevant final terms supplement. Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the Securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the Securities. As described above, UBS Securities LLC and its affiliates are not required to make a market for the Securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Financial Services Inc. and UBS Securities LLC reflect this temporary positive differential on their customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

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Price of Securities prior to maturity — The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the level of the underlying asset and the underlying constituents, as applicable; the volatility of the underlying asset and the underlying constituents, as applicable; the dividend rate paid on the underlying asset and the underlying constituents, as applicable; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the Securities.

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Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices — All other things being equal, the use of the internal funding rates described above under “— Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the Securities in any secondary market.

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Owning the Securities is not the same as owning the underlying asset or underlying constituents, as applicable — The return on your Securities may not reflect the return you would realize if you actually owned the underlying asset or underlying constituents comprising the underlying asset, as applicable. For instance, you will not receive or be entitled to receive any dividend payments or other distributions during the term of the Securities, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on your Securities. In addition, as an owner of the Securities, you will not have voting rights or any other rights that a holder of the underlying asset or the underlying constituents, as applicable, may have.

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No assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the level of the underlying asset will rise or fall and there can be no assurance that the final level of the underlying asset will be equal to or greater than the initial level. The level of the underlying asset will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying asset. You should be willing to accept the risks of owning equities in general and the underlying asset in particular, and to assume the risk of losing some or all of your initial investment.

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The calculation agent can make antidilution and reorganization adjustments that affect the payment to you at maturity — For antidilution and reorganization events affecting the underlying asset, the calculation agent may make adjustments to the initial level and/or the final level, as applicable, and any other term of the Securities. However, the calculation agent will not make an adjustment in response to every corporate event that could affect the underlying asset. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities and your payment at maturity may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the Optimization & Performance Strategies product supplement, this prospectus supplement or the relevant final terms supplement as necessary to achieve an equitable result. Following certain reorganization events relating to the underlying asset issuer where such issuer is not the surviving entity, the amount of cash you receive at maturity may be based on the equity security of a successor to the respective underlying asset issuer in combination with any cash or any other assets distributed to holders of the underlying asset in such reorganization event. If the underlying asset issuer becomes subject to (i) a reorganization event whereby the underlying asset is exchanged solely for cash, (ii) a merger or consolidation with UBS or any of its affiliates, or (iii) the underlying asset is delisted or otherwise suspended from trading, the amount you receive at maturity may be based on a substitute security. If the underlying asset of the Securities is an ETF, following a delisting or suspension from trading or discontinuance of the ETF, the amount you receive at maturity may be based on a share of another ETF or a basket of securities, futures contracts, commodities or other assets, as described further under “General Terms of the Securities — Delisting, Discontinuance or Modification of an ETF” in the Optimization & Performance Strategies product supplement. If the underlying asset of the Securities is the American depositary receipts (“ADRs”) of a non-U.S. company, following a delisting (including for this purpose the OTC Bulletin Board) or termination of the ADR facility, the amount you receive at maturity may be based on the non-U.S. stock represented by the ADR as described under “General Terms of the Securities — Delisting of ADRs or Termination of ADR Facility” in the Optimization & Performance Strategies product supplement. The occurrence of any antidilution or reorganization event and the consequent adjustments may materially and adversely affect the value of the Securities and your payment at maturity, if any. For more information, see the sections “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the Optimization & Performance Strategies product supplement.

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Exchange rate risk — The underlying asset of the Securities may be the ADRs of a non-U.S. company. Because ADRs are denominated in U.S. dollars but represent non-U.S. equity securities that are denominated in a non-U.S. currency, changes in currency exchange rates may negatively impact the value of the ADRs. The value of the non-U.S. currency may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the U.S., non-U.S. governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, adverse changes in exchange rates may result in reduced returns for Securities linked to ADRs.

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Risks associated with non-U.S. securities markets — The underlying asset of the Securities may be the ADRs of a non-U.S. company or the common stock of a non-U.S. company listed on a U.S. exchange. An investment in securities linked directly or indirectly to the value of non-U.S. equity securities involves particular risks. For example, the non-U.S. securities markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the U.S. or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the U.S., as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets. Also, the public availability of information concerning the non-U.S. issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, non-U.S. markets. Securities prices outside the U.S. are subject to political, economic, financial and social factors that apply in non-U.S. countries. These factors, which could negatively affect non-U.S. securities markets, include the possibility of changes in a non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, non-U.S. economies may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

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Risks associated with emerging market companies — The Securities may be linked to the American depositary receipts or common stock of a company organized in an emerging market country. Securities of emerging market companies may be more volatile and may be affected by market developments differently than U.S. companies. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market companies. Economic, social, political, financial and military factors could, in turn, negatively affect such companies’ value. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the U.S. economy in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

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There are important differences between the rights of holders of ADRs and the rights of holders of the non-U.S. stock — The underlying asset of the Securities may be the ADRs of a non-U.S. company. There are important differences between the rights of holders of ADRs and the non-U.S. stock represented by such ADRs. Each ADR is a security evidenced by an American depositary receipt that represents a specified number of shares of the non-U.S. stock. Generally, an ADR is issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the non-U.S. stock issuer and holders of the ADRs, which may be different from the rights of holders of the non-U.S. stock. For example, the non-U.S. stock issuer may make distributions in respect of the non-U.S. stock that are not passed on to the holders of its ADRs. Any such differences between the rights of holders of the ADRs and holders of the non-U.S. stock may be significant and may materially and adversely affect the value of the ADRs and, as a result, the value of your Securities.

♦

If the underlying asset of the Securities is an ETF, the value of the underlying asset may not completely track the value of the securities, futures contracts or physical commodities in which such ETF invests — Although the trading characteristics and valuations of the underlying asset will usually mirror the characteristics and valuations of the underlying constituents, the level of the ETF may not completely track the value of its underlying constituents. The level of the underlying asset will reflect transaction costs and fees that the underlying constituents in which the underlying asset invests do not have. In addition, although the underlying asset may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for the underlying asset or that there will be liquidity in the trading market.

♦

Fluctuation of NAV — The underlying asset of the Securities may be an ETF. The net asset value (the “NAV”) of an ETF may fluctuate with changes in the market value of such ETF’s underlying constituents. The market prices of the underlying asset may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. In addition, the market price of the underlying asset may differ from its NAV per share; the underlying asset may trade at, above or below its NAV per share.

♦

Failure of the underlying asset to track the level of the target index — The underlying asset of the Securities may be an ETF. While the underlying asset may be designed and intended to track the level of a specific index (a “target index”), various factors, including fees and other transaction costs, will prevent the underlying asset from correlating exactly with changes in the level of the target index. Additionally, although the performance of an ETF seeks to replicate the performance of its target index, the ETF may not invest in all the securities, futures contracts or commodities comprising the target index but rather may invest in a representative sample of the assets comprising the target index. Accordingly, the performance of the underlying asset will not be equal to the performance of its target index during the term of the Securities.

♦

There is no affiliation between the underlying asset issuer or any issuer of an underlying constituent (an “underlying constituent issuer”), as applicable, and UBS, and UBS is not responsible for any disclosure by such issuers — We and our affiliates may currently, or from time to time in the future engage in business with the underlying asset issuer or any underlying constituent issuer, as applicable. However, unless otherwise specified in the relevant final terms supplement, we are not affiliated with the underlying asset issuer or any underlying constituent issuer, as applicable, and are not responsible for such issuer’s public disclosure of information, whether contained in SEC filings or otherwise. You, as an investor in the Securities, should conduct your own investigation into the underlying asset, the underlying asset issuer and each underlying constituent, as applicable. Neither the underlying asset issuer nor any underlying constituent issuer, as applicable, is involved in the Securities offered hereby in any way and has no obligation of any sort with respect to your Securities. The underlying asset issuer and any underlying constituent issuers, as applicable, have no obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your Securities.

♦

Potential UBS impact on the market price of the underlying asset — Trading or transactions by UBS or its affiliates in the underlying asset or any underlying constituent, as applicable, listed and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying asset or any underlying constituent, as applicable, may adversely affect the market price of the underlying asset and, therefore, the market value of your Securities.

♦

Potential conflict of interest — UBS and its affiliates may engage in business with the issuer of the underlying asset or an underlying constituent issuer, as applicable, which may present a conflict between the obligations of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent will determine the underlying return and the payment at maturity based on the closing level of the underlying asset on the final valuation date. The calculation agent can postpone the determination of the initial level and/or participation rate on the trade date and the final level on the final valuation date, if a market disruption event occurs and is continuing on that day, and may make adjustments to the initial level, final level and the underlying asset itself for antidilution and reorganization events affecting the underlying asset. As UBS determines the economic terms of the Securities, including the participation rate, and such terms include hedging costs, issuance costs and projected profits, the Securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.

♦

Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying asset to which the Securities are linked.

♦

Under certain circumstances, the Swiss Financial Market Supervisory Authority (“FINMA”) has the power to take actions that may adversely affect the Securities — Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, the Swiss Banking Act grants significant discretion to FINMA to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the Securities, into equity, and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the Securities. Although no precedent exists, if one or more measures under the revised regime were imposed, such measures may have a material adverse effect on the terms and market value of the Securities and/or the ability of UBS to make payments thereunder.

♦

Dealer incentives — UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We will pay a total underwriting compensation equal to a percentage of the issue price per Security (such percentage to be specified in the relevant final terms supplement, but will not exceed 3.5%) to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities. Given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your Securities in the secondary market.

♦

Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your tax advisor about your own tax situation. See “Supplemental U.S. Tax Considerations” beginning on page PS-66 of the Optimization & Performance Strategies product supplement.

Hypothetical Performance Scenarios

This section provides examples of how the Securities perform under various scenarios and are provided for illustrative purposes only and are purely hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the final level of the underlying asset relative to the initial level. We cannot predict the final level of the underlying asset. You should not take these examples as an indication or assurance of the expected performance of the underlying asset. The examples below illustrate the payment at maturity for a $10 Security on a hypothetical offering of the Securities, with the following assumptions (the actual terms for each Security to be specified in the relevant final terms supplement; amounts may have been rounded for ease of reference):

Principal Amount:	$10
Term:	12 months
Initial Level:	$140
Participation Rate:	130%

Example 1 — The Final Level of the Underlying Asset is $154 (resulting in an Underlying Return of 10%).

Given the above assumptions, the underlying return would be calculated as follows:

Underlying Return =	Final Level –Initial Level =	$154 – $140 = 10%
	Initial Level	$140

Because the underlying return is 10%, when multiplied by the participation rate of 200%, the payment at maturity would be calculated as follows:

$10 + ($10 × 10% × 130%)

= $10 + $1.30

= $11.30 per Security (a total return of 13%).

Example 2 — The Final Level of the Underlying Asset is $147 (resulting in an Underlying Return of 5%).

Given the above assumptions, the underlying return would be calculated as follows:

Underlying Return =	Final Level –Initial Level =	$147 – $140 = 5%
	Initial Level	$140

Because the underlying return is 5%, when multiplied by the participation rate of 130%, the payment at maturity would be calculated as follows:

$10 + ($10 × 5% × 130%)

= $10 + $.65

= $10.65 per Security (a total return of 6.5%).

Example 3 — The Final Level of the Underlying Asset is $140 (resulting in an Underlying Return of 0%).

Given the above assumptions, the underlying return would be calculated as follows:

Underlying Return =	Final Level –Initial Level =	$140 – $140 = 0%
	Initial Level	$140

Because the underlying return at maturity is 0%, the payment at maturity would be equal to the principal amount of $10 per Security (a total return of 0%).

Example 4 — The Final Level of the Underlying Asset is $70 (resulting in an Underlying Return of -50%).

Given the above assumptions, the underlying return would be calculated as follows:

Underlying Return =	Final Level –Initial Level =	$70 – $140 = - 50%
	Initial Level	$140

Because the underlying return at maturity is negative, the investor is fully exposed to the decline in the level of the underlying asset. In this example, the payment at maturity would be calculated as follows:

$10 + ($10 × -50%)

= $10 – $5

= $5 per Security (a loss of 50%).

Investing in the Securities involves significant risks. The Securities are fully exposed to any decline in the level of the underlying asset from the trade date to the final valuation date. Specifically, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment. The stated payout from the issuer only applies if you hold the Securities to maturity.

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

What Are the Tax Consequences of the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” beginning on page PS-66 of the Optimization & Performance Strategies product supplement and to discuss the tax consequences of our particular situation with your tax advisor.

Pursuant to the terms of the Securities, UBS and you agree, in the absence of statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid derivative contract with respect to the underlying asset and the terms of the Securities require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. If the Securities are so treated, you should generally not accrue any income with respect to the Securities during the term of the Securities until sale or maturity of the Securities and you should generally recognize gain or loss upon the sale, exchange or maturity of your Securities in an amount equal to the difference between the amount realized at such time and your tax basis in the Securities. In general, your tax basis in your Securities will be equal to the price you paid for them. Subject to the “constructive ownership rules” discussed below, such gain or loss should be long-term capital gain or loss if you have held your Securities for more than one year (otherwise such gain or loss will be short-term capital gain or loss if held for one year or less). However, it is possible that the Internal Revenue Service (the “IRS”) could assert that your holding period in respect of your Securities should end on the date on which the amount you are entitled to receive upon maturity of your Securities is determined, even though you will not receive any amounts from UBS in respect of your Securities prior to the maturity of your Securities. In such case, you may be treated as having a holding period in respect of your Securities prior to the maturity of your Securities, and such holding period may be treated as less than one year even if you receive cash upon the maturity of your Securities at a time that is more than one year after the beginning of your holding period. The deductibility of capital losses is subject to limitations.

If a Security references an underlying asset that is a “regulated investment company” (or a “trust”) such as certain ETFs, a real estate investment trust (a “REIT”), a passive foreign investment company (a “PFIC”), a partnership, or other “pass-thru entity” for purposes of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), it is possible that the “constructive ownership transaction” rules of Section 1260 of the Code may apply. Under the “constructive ownership” rules, if an investment in the Securities is treated as a “constructive ownership transaction,” any long-term capital gain recognized by a U.S. holder in respect of such Securities will be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Code) of the U.S. holder (the “Excess Gain”). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the sale, exchange or maturity of the Security (assuming such income accrued such that the amount in each successor year is equal to the income in the prior year increased at a constant rate equal to the applicable federal rate as of the date of sale, exchange or maturity of the Security). There exists a risk that an investment in Securities that are linked to shares of an ETF, PFIC, REIT or other “pass-thru” entity could be treated as a “constructive ownership transaction”. Furthermore, depending on the precise terms of a particular offering of Securities that reference an ETF or other “pass-thru entity”, the risk may be substantial that such Securities would be treated as a “constructive ownership transaction”, and that all or a portion of any long-term capital gain recognized with respect to such Securities could be recharacterized as ordinary income and subject to an interest charge (or, in the case of a gold or silver ETF, subject to a special 28% maximum rate that is applicable to “collectibles”).

If such treatment applies, it is not clear to what extent any long-term capital gain recognized by a U.S. holder in respect of a Security may be recharacterized as ordinary income and subject to the interest charge described above, in part because it is not clear how the “net underlying long-term capital gain” would be computed in respect of a Security. It is possible, for example, that the “net underlying long-term capital gain” could equal the amount of long-term capital gain a United States holder would have recognized if on the issue date of the Security the holder had invested an allocable portion of the face amount of the Security in shares of the underlying equity that is treated as a “pass-thru entity” and sold those shares for their fair market value on the date the Security is sold, exchanged or retired. However, it is also possible that because the U.S. holder does not share in distributions made on the underlying asset, these distributions could be excluded from the calculation of the amount and character of gain, if any, that would have been realized had the U.S. holder held the underlying asset directly and that the application of constructive ownership rules (other than with respect to a gold or silver ETF) may not recharacterize adversely a significant portion of the long-term capital gain you may recognize with respect to the Securities. Unless otherwise established by clear and convincing evidence, the “net underlying long-term capital gain” is treated as zero.

Accordingly, if such treatments applies, all or a portion of any gain on the sale or settlement of a Security after one year could be treated as “Excess Gain” from a “constructive ownership transaction,” which gain would be recharacterized as ordinary income (or in the case of a gold or silver ETF, subject to a special 28% maximum rate that is applicable to “collectibles”), and subject to an interest charge. You should consult your tax advisors regarding the potential application of the “constructive ownership” rules to an investment in the Securities.

In addition, we will not attempt to ascertain whether the issuer of any underlying asset would be treated as a PFIC within the meaning of Section 1297 of the Code or as a “United States real property holding corporation” (a “USRPHC”) within the meaning of Section 897 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. holder in the case of a PFIC and to a non-U.S. holder in the case of a USRPHC, upon the sale, redemption or maturity of a Security. You should refer to information filed with the Securities and Exchange Commission or the equivalent governmental authority by such entities and consult your tax adviser regarding the possible consequences to you if any such entity is or becomes a PFIC or USRPHC.

Unless otherwise specified in the relevant final terms supplement, we believe it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes as a single contingent debt instrument, or pursuant to some other characterization (including possible treatment as a “constructive ownership transaction”), such that the timing and character of your income from the Securities could differ materially from the treatment described above, as discussed further under “Supplemental U.S. Tax Considerations” beginning on page PS-66 of the Optimization & Performance Strategies product supplement. If the IRS were successful in asserting an alternative treatment of the Securities, the timing and character of income on your Securities could differ materially from our description herein.

In 2007, the IRS released a notice that may affect the taxation of holders of the Securities. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” described above should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” beginning on page PS-66 unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the Securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their advisers with respect to their consequences with respect to the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain individuals that own “specified foreign financial assets” may be required to file information with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the Securities.

Non-U.S. Holders. Subject to Section 871(m) and FATCA (as discussed below), if you are a non-U.S. holder, you should generally not be subject to United States withholding tax with respect to payments on your Securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities if you comply with certain certification and identification requirements as to your foreign status including providing us (and/or the applicable withholding agent) a properly executed and fully completed applicable IRS Form W-8. Gain from the sale or exchange of the Securities or settlement at maturity generally will not be subject to U.S. tax unless such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States or unless the non-U.S. holder is a non-resident alien individual and is present in the United States for 183 days or more during the taxable year of such sale, exchange or settlement and certain other conditions are satisfied.

Further, we will not attempt to ascertain whether the issuer of any underlying equity would be treated as a “United States real property holding corporation” within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Securities should be treated as “United States real property interests” as defined in Section 897 of the Code. If the issuer of any underlying equity and the Securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. Holder in respect of a Security upon a sale, exchange, redemption or other taxable disposition of the Security to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 10% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of an underlying equity as a United States real property holding corporation or the Securities as United States real property interests.

Section 871(m). Under Section 871(m) of the Code (and the regulations thereunder), a 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed on certain “dividend equivalent payments” made to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. If withholding is required, we (or the applicable paying agent) will withhold and will not pay any additional amounts with respect to any taxes withheld. Non-U.S. holders should consult with their tax advisors regarding the application of Section 871(m) and the regulations thereunder in respect of their acquisition and ownership of the Securities.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments” made on or after July 1, 2014, certain gross proceeds on a sale or disposition occurring after December 31, 2018, and certain foreign passthru payments made after December 31, 2018 (or, if later, the date that final regulations defining the term “foreign passthru payment” are published). In addition, withholding tax under FATCA would not be imposed on withholdable payments solely because the relevant obligation is treated as giving rise to a dividend equivalent (pursuant to Section 871(m) and the regulations thereunder) where such obligation is executed on or before the date that is six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents. If, however, withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld.

Significant aspects of the application of FATCA are not currently clear and the above description is based on U.S. Treasury Department regulations and interim guidance. Investors should consult their own advisor about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Securities through a foreign entity) under the FATCA rules.

Prospective purchasers of Securities are urged to consult their tax advisors as to the U.S. federal income tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 IRS notice), as well as any tax consequences arising under the laws of any state, local, non-U.S. and other tax consequences (including the tax laws of the jurisdiction(s) of the underlying asset or underlying constituents, as applicable).

Information about the Underlying Asset

All disclosures regarding the applicable underlying asset will be derived from publicly available information and will be provided in the relevant final terms supplement generated on the trade date. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying asset. You should make your own investigation into the underlying asset.

The underlying asset will be registered under the Securities Act of 1933, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and/or the Investment Company Act of 1940, as applicable. Companies with securities registered with the SEC are required to file financial and other information specified by the SEC periodically. Information filed by the issuer of the underlying asset with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by the issuer of the applicable underlying asset can be located by reference to its SEC file number which will be provided in the relevant final terms supplement. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)

Unless otherwise specified in the relevant final terms supplement, we will agree to sell to UBS Securities LLC and UBS Securities LLC will agree to purchase, all of the Securities at the issue price to the public less the underwriting discount indicated on the cover of the relevant final terms supplement, the document that will be filed pursuant to Rule 424(b) containing the final pricing terms of the Securities. UBS Securities LLC will agree to resell all of the Securities to UBS Financial Services Inc. at a discount from the issue price to the public equal to the underwriting discount indicated on the cover of the relevant final terms supplement.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Securities in the offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the Securities in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the Securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the Securities immediately after the trade date in the secondary market is expected to exceed the estimated initial value of the Securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis after the trade date over a period specified in the section “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)” in the relevant final terms supplement, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the Securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks — Fair value considerations” and “Key Risks — Limited or no secondary market and secondary market price considerations” on pages 4 and 5 of this prospectus supplement.

ANNEX A

Form of Final Terms Supplement

The information in this Prospectus Supplement is not complete and may be changed. We may not sell these Securities until the Prospectus, Product Supplement, Prospectus Supplement and Terms Supplement (collectively, the “Offering Documents”) are delivered in final form. The Offering Documents are not an offer to sell these Securities, and we are not soliciting offers to buy these Securities, in any State where the offer or sale is not permitted.

SUBJECT TO COMPLETION FINAL TERMS SUPPLEMENT (To Prospectus dated June 12, 2015, Product Supplement dated June 15, 2015 and Prospectus Supplement dated December 2, 2015)

Final Terms Supplement

UBS AG Performance Securities

UBS AG $[•] Securities linked to the [common stock] [American depositary receipts] [shares] of [•] due on [•]

Final Terms

Issuer	UBS AG, London Branch
Term	Approximately [•] months.
Underlying Asset	[Common stock] [American depositary receipt] [Share] of [•].
Trade Date	[•].
Settlement Date	[•].
Final Valuation Date	[•] (subject to postponement in the event of a market disruption event, as described in the Optimization & Performance Strategies product supplement).
Maturity Date	[•] (subject to postponement in the event of a market disruption event, as described in the Optimization & Performance Strategies product supplement).
Principal Amount	$10 per Security. The Securities are offered at a minimum investment of 100 Securities at $10 per Security (representing a $1,000 investment) and integral multiples of $10 in excess thereof.
Payment at Maturity (per Security)

On the maturity date,

if the underlying return is positive, UBS will pay you a cash payment for each Security you hold equal to $10 + ($10 x Underlying Return x Participation Rate);

if the underlying return is zero, UBS will pay you a cash payment for each Security you hold equal to your principal amount; or

if the underlying return is negative, UBS will pay you a cash payment for each Security you hold equal to $10 + ($10 x Underlying Return).

Investors are fully exposed to any decline in the level of the underlying asset from the trade date to the final valuation date. Specifically, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment.

Underlying Return	The quotient, expressed as a percentage, of the following formula: Final Level – Initial Level Initial Level
Initial Level	[•], which is the closing level of the underlying asset on the trade date. The initial level is subject to adjustments in the case of antidilution and reorganization events, as described in the Optimization & Performance Strategies product supplement.
Final Level	The closing level of the underlying asset on the final valuation date. The final level is subject to adjustments in the case of antidilution and reorganization events, as described in the Optimization & Performance Strategies product supplement.
Closing Level	On any trading day, generally the last reported sale price (or, in the case of NASDAQ, the official closing price) of the underlying asset during the principal trading session on the principal national securities exchange on which it is listed for trading, as determined by the calculation agent.
Participation Rate	[•]%
CUSIP	[•]
ISIN	[•]
Valoren	[•]
Tax Treatment

[if your Securities are linked to a common stock or ADR: There is no tax authority that specifically addresses the tax treatment of the Securities, and such tax treatment is uncertain as discussed further under “What are the Tax Consequences of the Securities?” and “Risks Related to Taxation Issues” in the Optimization and Performance Strategies product supplement. UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid derivative contract with respect to the underlying asset. Under this characterization, you should generally recognize gain or loss upon the sale, redemption or maturity of your Securities. Such gain or loss should generally be long term capital gain or loss if you have held your Securities for more than one year (otherwise such gain or loss would be short-term capital gain or loss if held for one year or less). [if 12 month term insert: However, it is possible that the Internal Revenue Service (the “IRS”) could assert that your holding period in respect of your Securities should end on the date on which the amount you are entitled to receive upon maturity of your Securities is determined, even though you will not receive any amounts from UBS in respect of your Securities prior to the maturity of your Securities. In such case, you may be treated as having a holding period in respect of your Securities prior to the maturity of your Securities, and such holding period may be treated as less than one year even if you receive cash upon the maturity of your Securities at a time that is more than one year after the beginning of your holding period.] You are urged to read the section “Supplemental U.S. Tax Considerations” in the Optimization and Performance Strategies product supplement.]

[if your Securities are linked to an ETF other than SLV, GLD or EWZ ETFs: There is no tax authority that specifically addresses the tax treatment of the Securities, and such tax treatment is uncertain as discussed further under “What are the Tax Consequences of the Securities?” and “Risks Related to Taxation Issues” in the Optimization and Performance Strategies product supplement. UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid derivative contract with respect to the underlying asset. Under this characterization, you should generally recognize gain or loss upon the sale, redemption or maturity of your Securities. Subject to the constructive ownership rules (discussed below), such gain or loss should generally be long term capital gain or loss if you have held your Securities for more than one year (otherwise such gain or loss would be short-term capital gain or loss if held for one year or less). [if 12 month term insert: However, it is possible that the Internal Revenue Service (the “IRS”) could assert that your holding period in respect of your Securities should end on the date on which the amount you are entitled to receive upon maturity of your Securities is determined, even though you will not receive any amounts from UBS in respect of your Securities prior to the maturity of your Securities. In such case, you may be treated as having a holding period in respect of your Securities prior to the maturity of your Securities, and such holding period may be treated as less than one year even if you receive cash upon the maturity of your Securities at a time that is more than one year after the beginning of your holding period.] Furthermore, it is possible that the Internal Revenue Service could assert that your Securities should be treated as a “constructive ownership transaction” which would be subject to the constructive ownership rules of Section 1260 of the Internal Revenue Code of 1986, as amended. If your Securities were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale, redemption or maturity of your Securities would be recharacterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the shares of the exchange traded fund on the date that you purchased your Securities and sold such interest in the exchange traded fund on the date of the sale or maturity of the Securities, as further discussed under “Supplemental U.S. Tax Considerations — Section 1260” in the Optimization and Performance Strategies product supplement. You are urged to read the section “Supplemental U.S. Tax Considerations” in the Optimization and Performance Strategies product supplement.]

[if your Securities are linked to EWZ ETF: There is no tax authority that specifically addresses the tax treatment of the Securities, and such tax treatment is uncertain as discussed further under “What are the Tax Consequences of the Securities?” and “Risks Related to Taxation Issues” in the Optimization and Performance Strategies product supplement. UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid derivative contract with respect to the underlying asset. Under this characterization, you should generally recognize gain or loss upon the sale, redemption or maturity of your Securities. Subject to the constructive ownership rules (discussed below), such gain or loss should generally be long term capital gain or loss if you have held your Securities for more than one year (otherwise such gain or loss would be short-term capital gain or loss if held for one year or less). [if 12 month term insert: However, it is possible that the Internal Revenue Service (the “IRS”) could assert that your holding period in respect of your Securities should end on the date on which the amount you are entitled to receive upon maturity of your Securities is determined, even though you will not receive any amounts from UBS in respect of your Securities prior to the maturity of your Securities. In such case, you may be treated as having a holding period in respect of your Securities prior to the maturity of your Securities, and such holding period may be treated as less than one year even if you receive cash upon the maturity of your Securities at a time that is more than one year after the beginning of your holding period.] Furthermore, there is a risk that the Internal Revenue Service could assert that your Securities should be treated as a “constructive ownership transaction” which would be subject to the constructive ownership rules of Section 1260 of the Internal Revenue Code of 1986, as amended. If your Securities were subject to the constructive ownership rules, then there could be a significant risk that all or a portion of any long-term capital gain that you realize upon the sale, redemption or maturity of your Securities could be recharacterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the shares of the exchange traded fund on the date that you purchased your Securities and sold such interest in the exchange traded fund on the date of the sale or maturity of the Securities, as further discussed under “Supplemental U.S. Tax Considerations — Section 1260” in the Optimization and Performance Strategies product supplement. You are urged to read the section “Supplemental U.S. Tax Considerations” in the Optimization and Performance Strategies product supplement.]

[if your Securities are linked to SLV or GLD ETF: There is no tax authority that specifically addresses the tax treatment of the Securities, and such tax treatment is uncertain as discussed further under “What are the Tax Consequences of the Securities?” and “Risks Related to Taxation Issues” in the Optimization and Performance Strategies product supplement. UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid derivative contract with respect to the underlying asset. Under this characterization, you should generally recognize gain or loss upon the sale, redemption or maturity of your Securities. Subject to the constructive ownership rules (discussed below), such gain or loss should generally be long term capital gain or loss if you have held your Securities for more than one year (otherwise such gain or loss would be short-term capital gain or loss if held for one year or less). [if 12 month term insert: However, it is possible that the Internal Revenue Service (the “IRS”) could assert that your holding period in respect of your Securities should end on the date on which the amount you are entitled to receive upon maturity of your Securities is determined, even though you will not receive any amounts from UBS in respect of your Securities prior to the maturity of your Securities. In such case, you may be treated as having a holding period in respect of your Securities prior to the maturity of your Securities, and such holding period may be treated as less than one year even if you receive cash upon the maturity of your Securities at a time that is more than one year after the beginning of your holding period.] Furthermore, there is a risk that the Internal Revenue Service could assert that your Securities should be treated as a “constructive ownership transaction” which would be subject to the constructive ownership rules of Section 1260 of the Internal Revenue Code of 1986, as amended. If your Securities were subject to the constructive ownership rules, then there is a significant risk that all or a portion any long-term capital gain that you realize upon the sale, redemption or maturity of your Securities would be recharacterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the shares of the exchange traded fund on the date that you purchased your Securities and sold such interest in the exchange traded fund on the date of the sale or maturity of the Securities, as further discussed under “Supplemental U.S. Tax Considerations — Section 1260” in the Optimization and Performance Strategies product supplement. Additionally, if Section 1260 were to apply to your Securities, all or a portion of any long-term capital gain that you recognize with respect to your Securities that is not recharacterized as ordinary income would be subject to tax at a special 28% maximum rate that is applicable to collectibles. You are urged to read the section “Supplemental U.S. Tax Considerations” in the Optimization and Performance Strategies product supplement.]

For greater detail and possible alternative tax treatments please see the section entitled “What Are the Tax Consequences of the Securities?” on page 11 of the PS prospectus supplement and the section entitled “Supplemental U.S. Tax Considerations” beginning on page PS-66 of the Optimization & Performance Strategies product supplement.

You are urged to consult your own tax advisor concerning the application of U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, beneficial ownership and disposition of the Securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including the jurisdiction of the underlying asset issuer).

Notice to investors: the Securities are significantly riskier than conventional debt instruments. UBS is not necessarily obligated to repay the full amount of your initial investment at maturity, and the Securities have the same downside market risk as an investment in the underlying asset. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the Securities if you do not understand or are not comfortable with the significant risks involved in investing in the Securities.

You should carefully consider the risks described under “Key Risks” beginning on page A-5, under “Key Risks” beginning on page 4 of the PS prospectus supplement and under “Risk Factors” beginning on page PS-25 of the Optimization & Performance Strategies product supplement before purchasing any Securities. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your Securities. You may lose some or all of your initial investment in the Securities.

The estimated initial value of the Securities as of the trade date is $[•] for Securities linked to the [common stock] [American depositary receipts] [shares] of [•]. The estimated initial value of the Securities was determined as of the close of the relevant markets on the date of this final terms supplement by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks — Fair value considerations” and “Key Risks — Limited or no secondary market and secondary market price considerations” on pages A-5 and A-6 of this final terms supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this final terms supplement, or the previously delivered PS prospectus supplement, the Optimization & Performance Strategies product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

See “Additional Information about UBS and the Securities” on page A-4. The Securities we are offering will have the terms set forth in the PS prospectus supplement dated December 2, 2015 relating to the Securities, the Optimization & Performance Strategies product supplement, the accompanying prospectus and this final terms supplement.

Offering of Securities	Issue Price to Public		Underwriting Discount		Proceeds to UBS AG
	Total	Per Security	Total	Per Security	Total	Per Security
[•]	$[•]	$[•]	$[•]	$[•]	$[•]	$[•]

UBS Financial Services Inc.	UBS Investment Bank

Final Terms Supplement dated [•]

Additional Information About UBS and the Securities

UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement and a prospectus supplement for the Securities) with the Securities and Exchange Commission, or SEC, for the offering for which this final terms supplement relates. Before you invest, you should read these documents and any other documents relating to the Securities that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 1-877-387-2275.

You may access these documents on the SEC web site at www.sec.gov as follows:

♦	PS prospectus supplement dated December 2, 2015:

[•]

♦	Optimization & Performance Strategies product supplement dated June 15, 2015:

http://www.sec.gov/Archives/edgar/data/1114446/000119312515222597/d941466d424b2.htm

♦	Prospectus dated June 12, 2015:

http://www.sec.gov/Archives/edgar/data/1114446/000119312515222010/d935416d424b3.htm

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, “Performance Securities” or the “Securities” refer to the Securities that are offered hereby. Also, references to the “PS prospectus supplement” mean the UBS prospectus supplement dated December 2, 2015, references to the “Optimization & Performance Strategies product supplement” mean the UBS product supplement, dated June 15, 2015, and references to “accompanying prospectus” mean the UBS prospectus, titled “Debt Securities and Warrants”, dated June 12, 2015.

UBS reserves the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. In the event of any changes to the terms of the Securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

Key Risks

An investment in the Securities involves significant risks. Some of the risks that apply to the Securities are summarized here and are comparable to the corresponding risks discussed in the “Key Risks” section of the PS prospectus supplement, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the Optimization & Performance Strategies product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

♦

Risk of loss at maturity — The Securities differ from ordinary debt securities in that UBS will not necessarily repay the full principal amount of the Securities. UBS will only pay you the principal amount of your Securities at maturity if the final level of the underlying asset is equal to or greater than the initial level. If the underlying return is negative, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment.

♦

The stated payout from the issuer applies only if you hold your Securities to maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the underlying asset is equal to or greater than the initial level.

♦

The participation rate applies only if you hold your Securities to maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the participation rate, and the return you realize may be less than the return of the underlying asset times the participation rate even if such return is positive. You can receive the full benefit of the participation rate from UBS only if you hold your Securities to maturity.

♦	No interest payments — UBS will not pay any interest with respect to the Securities.

♦

Credit risk of UBS — The Securities are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’s actual and perceived creditworthiness may affect the market value of the Securities. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose all of your initial investment.

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[if your Securities are linked to a common stock or ADR: Single equity risk — The return on the Securities, which may be positive or negative, is directly linked to the performance of the underlying asset. The level of the underlying asset can rise or fall sharply due to factors specific to that underlying asset and the issuer of the underlying asset (the “underlying asset issuer”), such as equity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general market volatility and levels, interest rates and economic and political conditions. You, as an investor in the Securities, should conduct your own investigation into the respective underlying asset issuer and the underlying asset for your Securities. For additional information regarding the underlying asset issuer, please see “Information about the Underlying Asset” and “[•],” in this final terms supplement and the respective underlying asset issuer’s SEC filings referred to in these sections. We urge you to review financial and other information filed periodically by the underlying asset issuer with the SEC.]

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[if your Securities are linked to an ETF: Market risk — The return on the Securities, which may be positive or negative, is directly linked to the performance of the underlying asset and indirectly linked to the value of the stocks, futures contracts on physical commodities and other assets constituting the ETF (collectively, “underlying constituents”). The level of the underlying asset can rise or fall sharply due to factors specific to the ETF and its underlying constituents and their issuers, such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and levels, interest rates and economic and political conditions. You, as an investor in the Securities, should conduct your own investigation into the respective underlying asset issuer and the underlying asset for your Securities. For additional information regarding the underlying asset issuer, please see “Information about the Underlying Asset” and “[•],” in this final terms supplement and the respective underlying asset issuer’s SEC filings referred to in these sections. We urge you to review financial and other information filed periodically by the underlying asset issuer with the SEC.]

♦	Fair value considerations.

♦

The issue price you pay for the Securities exceeds their estimated initial value — The issue price you pay for the Securities exceeds their estimated initial value as of the trade date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the trade date, we have determined the estimated initial value of the Securities by reference to our internal pricing models and it is set forth in this final terms supplement. The pricing models used to determine the estimated initial value of the Securities incorporate certain variables, including the level and volatility of the underlying asset [if your Securities are linked to an ETF: and the underlying constituents], the expected dividends of the underlying asset [if your Securities are linked to an ETF: and the underlying constituents, if applicable], prevailing interest rates, the term of the Securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the Securities to you. Due to these factors, the estimated initial value of the Securities as of the trade date is less than the issue price you pay for the Securities.

♦

The estimated initial value is a theoretical price; the actual price that you may be able to sell your Securities in any secondary market (if any) at any time after the trade date may differ from the estimated initial value — The value of your Securities at any time will vary based on many factors, including the factors described above and in [if your Securities are linked to a common stock or ADR: “— Single equity risk”] [if your Securities are linked to an ETF: “— Market risk”] above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the trade date, if you attempt to sell the Securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the Securities determined by reference to our internal pricing models. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.

♦

Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the Securities as of the trade date — We may determine the economic terms of the Securities, as well as hedge our obligations, at least in part, prior to pricing the Securities on the trade date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the Securities cannot be determined as of the trade date and any such differential between the estimated initial value and the issue price of the Securities as of the trade date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the Securities.

♦	Limited or no secondary market and secondary market price considerations.

♦

There may be little or no secondary market for the Securities — The Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and its affiliates may make a market in each offering of the Securities, although they are not required to do so and may stop making a market at any time. If you are able to sell your Securities prior to maturity, you may have to sell them at a substantial loss. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.

♦

The price at which UBS Securities LLC and its affiliates may offer to buy the Securities in the secondary market (if any) may be greater than UBS’ valuation of the Securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements — For a limited period of time following the issuance of the Securities, UBS Securities LLC or its affiliates may offer to buy or sell such Securities at a price that exceeds (i) our valuation of the Securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such Securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the Securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the Securities. As described above, UBS Securities LLC and its affiliates are not required to make a market for the Securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Financial Services Inc. and UBS Securities LLC reflect this temporary positive differential on their customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

♦

Price of Securities prior to maturity — The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the level of the underlying asset [if your Securities are linked to an ETF: and the underlying constituents]; the volatility of the underlying asset [if your Securities are linked to an ETF: and the underlying constituents]; the dividend rate paid on the underlying asset [if your Securities are linked to an ETF: and the underlying constituents, if applicable]; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the Securities.

♦

Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices — All other things being equal, the use of the internal funding rates described above under “— Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the Securities in any secondary market.

♦

Owning the Securities is not the same as owning the underlying asset [if your Securities are linked to an ETF: or underlying constituents] — The return on your Securities may not reflect the return you would realize if you actually owned the underlying asset [if your Securities are linked to an ETF: or underlying constituents comprising the underlying asset]. For instance, you will not receive or be entitled to receive any dividend payments or other distributions during the term of the Securities, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on your Securities. In addition, as an owner of the Securities, you will not have voting rights or any other rights that a holder of the underlying asset [if your Securities are linked to an ETF: or the underlying constituents, if applicable,] may have.

♦

No assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the level of the underlying asset will rise or fall and there can be no assurance that the final level of the underlying asset will be equal to or greater than the initial level. The level of the underlying asset will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying asset. You should be willing to accept the risks of owning equities in general and the underlying asset in particular, and to assume the risk of losing some or all of your initial investment.

♦

The calculation agent can make antidilution and reorganization adjustments that affect the payment to you at maturity — For antidilution and reorganization events affecting the underlying asset, the calculation agent may make adjustments to the initial level and/or the final level, as applicable, and any other term of the Securities. However, the calculation agent will not make an adjustment in response to every corporate event that could affect the underlying asset. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities and your payment at maturity may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the Optimization & Performance Strategies product supplement, the PS prospectus supplement or this final terms supplement as necessary to achieve an equitable result. Following certain reorganization events relating to the underlying asset issuer where such issuer is not the surviving entity, the amount of cash you receive at maturity may be based on the equity security of a successor to the respective underlying asset issuer in combination with any cash or any other assets distributed to holders of the underlying asset in such reorganization event. If the underlying asset issuer becomes subject to (i) a reorganization event whereby the underlying asset is exchanged solely for cash, (ii) a merger or consolidation with UBS or any of its affiliates, or (iii) the underlying asset is delisted or otherwise suspended from trading, the amount you receive at maturity may be based on a substitute security. [if your Securities are linked to an ETF: Following a delisting or suspension from trading or discontinuance of the ETF, the amount you receive at maturity may be based on a share of another ETF or a basket of securities, futures contracts, commodities or other assets, as described further under “General Terms of the Securities — Delisting, Discontinuance or Modification of an ETF” in the Optimization & Performance Strategies product supplement.] [If your Securities are linked to an ADR: Following a delisting (including for this purpose the OTC Bulletin Board) or termination of the ADR facility, the amount you receive at maturity may be based on the non-U.S. stock represented by the ADR as described below under “General Terms of the Securities — Delisting of ADRs or Termination of ADR Facility”.] The occurrence of any antidilution or reorganization event and the consequent adjustments may materially and adversely affect the value of the Securities and your payment at maturity, if any. For more information, see the sections “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the Optimization & Performance Strategies product supplement.

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[if your securities are linked to an ADR: Exchange rate risk — The Securities are linked to the American depositary receipts of a non-U.S. company. Because American depositary receipts are denominated in U.S. dollars but represent non-U.S. equity securities that are denominated in a non-U.S. currency, changes in currency exchange rates may negatively impact the value of the American depositary receipts. The value of the non-U.S. currency may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the U.S., non-U.S. governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, adverse changes in exchange rates may result in reduced returns for Securities linked to American depositary receipts.]

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[if your Securities are linked to an ADR or to the common stock of a non-U.S. company: Risks associated with non-U.S. securities markets — The Securities are linked to the American depositary receipts of a non-U.S. company or to the common stock of a non-U.S. company traded on a U.S. exchange. An investment in securities linked directly or indirectly to the value of non-U.S. equity securities involves particular risks. For example, the non-U.S. securities markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the U.S. or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the U.S., as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets. Also, the public availability of information concerning the non-U.S. issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, non-U.S. markets. Securities prices outside the U.S. are subject to political, economic, financial and social factors that apply in non-U.S. countries. These factors, which could negatively affect non-U.S. securities markets, include the possibility of changes in a non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, non-U.S. economies may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.]

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[if your securities are linked to the common stock or ADR of a company incorporated in an “emerging market”: Risks associated with emerging market companies — The Securities are linked to the American depositary receipts or common stock of a company organized in an emerging market country. Securities of emerging market companies may be more volatile and may be affected by market developments differently than U.S. companies. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market companies. Economic, social, political, financial and military factors could, in turn, negatively affect such companies’ value. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the U.S. economy in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.]

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[if your Securities are linked to an ADR: There are important differences between the rights of holders of ADRs and the rights of holders of the non-U.S. stock — The Securities are linked to the American depositary receipts of a non-U.S. company. There are important differences between the rights of holders of American depositary receipts and the non-U.S. stock represented by such ADRs. Each ADR is a security evidenced by an American depositary receipt that represents a specified number of shares of the non-U.S. stock. Generally, an ADR is issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the non-U.S. stock issuer and holders of the ADRs, which may be different from the rights of holders of the non-U.S. stock. For example, the non-U.S. stock issuer may make distributions in respect of the non-U.S. stock that are not passed on to the holders of its ADRs. Any such differences between the rights of holders of the ADRs and holders of the non-U.S. stock may be significant and may materially and adversely affect the value of the American depositary receipts and, as a result, the value of your Securities.]

♦

[if your Securities are linked to an ETF: The value of the underlying asset may not completely track the value of the securities, futures contracts or physical commodities in which such exchange traded fund invests — Although the trading characteristics and valuations of the underlying asset will usually mirror the characteristics and valuations of the underlying constituents, the level of the ETF may not completely track the value of its underlying constituents. The level of the underlying asset will reflect transaction costs and fees that the underlying constituents in which the underlying asset invests do not have. In addition, although the underlying asset may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for the underlying asset or that there will be liquidity in the trading market.]

♦

[if your Securities are linked to an ETF: Fluctuation of NAV — The net asset value (the “NAV”) of an ETF may fluctuate with changes in the market value of such ETF’s underlying constituents. The market prices of the underlying asset may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. In addition, the market price of the underlying asset may differ from its NAV per share; the underlying asset may trade at, above or below its NAV per share.]

♦

[if your securities are linked to an ETF other than SLV or GLD: Failure of the underlying asset to track the level of the target index — While the underlying asset is designed and intended to track the level of a specific index (a “target index”), various factors, including fees and other transaction costs, will prevent the underlying asset from correlating exactly with changes in the level of the target index. Additionally, although the performance of an ETF seeks to replicate the performance of its target index, the ETF may not invest in all the securities, futures contracts or commodities comprising the target index but rather may invest in a representative sample of the assets comprising the target index. Accordingly, the performance of the underlying asset will not be equal to the performance of its target index during the term of the Securities.]

♦

[if your Securities are linked to a common stock or ADR: There is no affiliation between the underlying asset issuer and UBS, and UBS is not responsible for any disclosure by such issuer — We and our affiliates may currently, or from time to time in the future engage in business with the underlying asset issuer. However, we are not affiliated with the underlying asset issuer and are not responsible for such issuer’s public disclosure of information, whether contained in SEC filings or otherwise. You, as an investor in the Securities, should conduct your own investigation into the underlying asset and the underlying asset issuer. The underlying asset issuer is not involved in the Securities offered hereby in any way and has no obligation of any sort with respect to your Securities. The underlying asset issuer has no obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your Securities.]

♦

[if your Securities are linked to an ETF other than EFA ETF: There is no affiliation between the underlying asset issuer or any issuer of an underlying constituent (an “underlying constituent issuer”), and UBS, and UBS is not responsible for any disclosure by such issuers — We and our affiliates may currently, or from time to time in the future engage in business with the underlying asset issuer or any underlying constituent issuer. However, we are not affiliated with the underlying asset issuer or any underlying constituent issuer and are not responsible for such issuer’s public disclosure of information, whether contained in SEC filings or otherwise. You, as an investor in the Securities, should conduct your own investigation into the underlying asset, the underlying asset issuer and each underlying constituent. Neither the underlying asset issuer nor any underlying constituent issuer is involved in the Securities offered hereby in any way and has no obligation of any sort with respect to your Securities. The underlying asset issuer and any underlying constituent issuers have no obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your Securities.]

♦

[if your Securities are linked to EFA ETF: There is no affiliation between the underlying asset issuer or, except to the extent our common stock is included in the underlying asset, any issuer of an underlying constituent (an “underlying constituent issuer”), and UBS, and UBS is not responsible for any disclosure by such issuers — Although we are currently one of the underlying equity constituents, we are not affiliated with the underlying asset issuer or any other underlying constituent issuers. We and our affiliates may currently, or from time to time in the future engage in business with the underlying asset issuer or any other underlying constituent issuer. However, except to the extent that our common stock is included in the underlying asset, we are not affiliated with the underlying asset issuer or any underlying constituent issuer and are not responsible for such issuer’s public disclosure of information, whether contained in SEC filings or otherwise. You, as an investor in the Securities, should conduct your own investigation into the underlying asset, the underlying asset issuer and each underlying constituent. Neither the underlying asset issuer nor any other underlying constituent issuer is involved in the Securities offered hereby in any way and has no obligation of any sort with respect to your Securities. The underlying asset issuer and any other underlying constituent issuers have no obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your Securities.]

♦

Potential UBS impact on the market price of the underlying asset — Trading or transactions by UBS or its affiliates in the underlying asset [if your Securities are linked to an ETF: or any underlying constituent], listed and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying asset [if your Securities are linked to an ETF: or any underlying constituent] may adversely affect the market price of the underlying asset and, therefore, the market value of your Securities.

♦

Potential conflict of interest — UBS and its affiliates may engage in business with the issuer of the underlying asset [if your Securities are linked to an ETF: or an underlying constituent issuer, if applicable], which may present a conflict between the obligations of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent will determine the underlying return and the payment at maturity based on the closing level of the underlying asset on the final valuation date. The calculation agent can postpone the determination of the initial level and/or participation rate on the trade date and the final level on the final valuation date, if a market disruption event occurs and is continuing on that day and may make adjustments to the initial level, final level and the underlying asset itself for antidilution and reorganization events affecting the underlying asset. As UBS determines the economic terms of the Securities, including the participation rate, and such terms include hedging costs, issuance costs and projected profits, the Securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.

♦

Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying asset to which the Securities are linked.

♦

Under certain circumstances, the Swiss Financial Market Supervisory Authority (“FINMA”) has the power to take actions that may adversely affect the Securities — Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, the Swiss Banking Act grants significant discretion to FINMA to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the Securities, into equity, and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the Securities. Although no precedent exists, if one or more measures under the revised regime were imposed, such measures may have a material adverse effect on the terms and market value of the Securities and/or the ability of UBS to make payments thereunder.

♦

Dealer incentives — UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We will pay total underwriting compensation in an amount equal to the underwriting discount indicated on the cover hereof per Security to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities. Given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your Securities in the secondary market.

♦

Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your tax advisor about your own tax situation. See “Supplemental U.S. Tax Considerations” beginning on page PS-66 of the Optimization & Performance Strategies product supplement.

Information about the Underlying Asset

All disclosures regarding the underlying asset are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying asset. You should make your own investigation into the underlying asset.

The underlying asset is registered under the Securities Act of 1933, the Securities Exchange Act of 1934, and/or the Investment Company Act of 1940, each as amended. Companies with securities registered with the SEC are required to file financial and other information specified by the SEC periodically. Information filed by the issuer of the underlying asset with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by the issuer of the underlying asset under the Exchange Act can be located by reference to its SEC file number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this final terms supplement or any accompanying prospectus, product supplement or prospectus supplement. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying asset.

[•]

[•]

Information from outside sources is not incorporated by reference in, and should not be considered part of, this final terms supplement or any prospectus supplement, product supplement or accompanying prospectus. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying asset.

Historical Information

The following table sets forth the quarterly high and low closing levels for [•]’s [common stock] [American depositary receipts] [shares], based on daily closing levels on the primary exchange for [•]. We obtained the closing level information set forth below from the Bloomberg Professional® service (“Bloomberg”) without independent verification. The closing levels may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The closing level of [•] on [•], [•] was $[•]. The historical performance of the underlying asset should not be taken as indication of the future performance of the underlying asset during the term of the Securities.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]

*	As of the date of this final terms supplement, available information for the [•] calendar quarter of [•] includes data for the period from [•], [•] through [•], [•]. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the [•] calendar quarter of [•].

The graph below illustrates the performance of [•]’s [common stock] [American depositary receipts] [shares] for the period indicated, based on information from Bloomberg. The historical performance of the underlying asset should not be taken as indication of the future performance of the underlying asset during the term of the Securities.

[Insert Graph]

Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)

We have agreed to sell to UBS Securities LLC and UBS Securities LLC has agreed to purchase, all of the Securities at the issue price to the public less the underwriting discount indicated on the cover of this final terms supplement, the document filed pursuant to Rule 424(b) containing the final pricing terms of the Securities. UBS Securities LLC has agreed to resell all of the Securities to UBS Financial Services Inc. at a discount from the issue price to the public equal to the underwriting discount indicated on the cover of this final terms supplement.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Securities in the offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the Securities in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the Securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the Securities immediately after the trade date in the secondary market is expected to exceed the estimated initial value of the Securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than [•] after the trade date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the Securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks — Fair value considerations” and “Key Risks — Limited or no secondary market and secondary market price considerations” on pages A-5 and A-6 of this final terms supplement.

ANNEX B

UBS Equity Investor – Investment Guide

Performance Securities UBS Equity Investor investment guide

B-3 | Performance Securities Contents B-4 Overview B-5 How the securities work B-8 An example investment B-12 Key investment risks B-14 Where to find additional information B-15 Glossary

Performance
Securities
|

Overview
UBS Equity Investor is a proprietary trading system that
allows you and your financial advisor to customize
structured investments on a same-day basis.
Performance Securities (referred to as the securities)
are one of the investments that can be built for you
using UBS Equity Investor. These securities are debt
securities issued by UBS AG that are designed to allow
investors to potentially enhance positive market returns
with downside exposure to any negative market returns
at maturity.
Because an investment in these securities involves a
significant risk of loss, it is important that you
familiarize yourself with the features and risks of these
investments before you invest. In this guide, you will
learn about how these securities work and understand
some of the terminology related to these securities.
You can also walk through a hypothetical example of
an investment in a security and read a summary of key
investment risks.
This investment guide is just one step in learning about
Performance Securities. In the prospectus supplement,
of which this investment guide is an annex (and which
also
includes
a
sample
final
terms
supplement
you
will find links to the product supplement and the base
prospectus (collectively, with the prospectus
supplement, the base offering documents) for the
securities, which you should read and understand prior
to investing in any securities. You will also find
instructions on how you can find additional information
about the issuer of the securities, UBS AG.
If you wish to invest or if you have any questions about
these or other opportunities, please contact your UBS
financial advisor.
),

|
Performance Securities
How the securities work
What are Performance Securities?
Performance Securities are unsubordinated, unsecured
debt instruments issued by UBS AG (UBS). Like a
traditional UBS debt instrument, any payment on a
security is subject to the creditworthiness of UBS.
However, unlike a traditional debt instrument, UBS may
pay more or less than the full principal amount of a
security at maturity. The amount that UBS pays at
maturity
depends
on
the
underlying
return
of
the
stock or ETF to which the security is linked (which is
referred
to
as
the
underlying
asset).
If the underlying return is positive, the securities will
enhance
the
underlying
return
at
the
participation
rate.
If
the
underlying
return
is
negative,
the
securities
will have the same downside market risk as the
underlying asset. Therefore, if you purchase
Performance Securities, you are accepting the risk that
you may lose some or all of your investment at
maturity.
What will UBS pay at maturity of the securities?
At maturity, UBS' payment to you will depend on the
underlying return, which UBS will calculate on the final
valuation date
for your security.
If the underlying return is positive, UBS will repay the
full principal amount at maturity plus pay a return
equal to the product of the underlying return times the
participation rate.
If the underlying return is zero, UBS will repay the full
principal amount at maturity.
If the underlying return is negative, you will have the
same downside market risk as the underlying asset. In
that case, UBS will repay less than the full principal
amount, if anything, at maturity, resulting in a loss of
principal proportionate to the negative underlying
return.
Because Performance Securities are unsubordinated,
unsecured debt obligations of UBS, all payments on the
securities are subject to the creditworthiness of UBS. If
UBS is unable to pay its obligations as they come due,
you could lose some or all of your investment in the
securities.
How are the terms of the securities determined?
Before you agree to purchase a Performance Security,
you will receive a preliminary terms supplement
that summarizes the terms of the security. The
underlying
asset
and
maturity
date
for
the
securities
will be based on the terms you agree on with your
financial advisor. The preliminary terms supplement will
also include the range for the participation rate of the
security. The participation rate for each security will
vary depending on a number of factors (including those
set forth in the table below).
Relationship
between
the
participation
rate
and
selected
factors
on
trade
date
Factors that influence the participation rate of your security
Maturity
Implied volatility
of
underlying asset
Dividend rate of
underlying asset
Market interest
rates
UBS creditworthiness
Participation rate
This table is based on generalizations for ease of conceptual understanding. For the respective term or factor in each column, the arrow indicates the general relationship to the participation
rate.
An
up-arrow
indicates
a
generally
positive
relationship.
A
down-arrow
indicates
a
generally
negative
relationship.
E.g.,
a
higher
dividend
rate
for
the
underlying
asset
generally
results
in
a
higher
participation
rate
for
your
security.
The
relationship
between
the
participation
rate
and
the
relevant
factors
may
vary
in
individual
cases
based
on
complex and interrelated political, economic, financial and other factors.

Performance
Securities
|

What underlying assets are available for the
securities?
There are over 200 stocks and ETFs available to select
as an underlying asset for your security. The
preliminary terms supplement you receive will include a
brief description of the underlying asset selected, along
with instructions on how to find additional information
about the underlying asset.
How much do the securities cost?
The issue price
and principal amount
of each
Performance Security is $10.00. The issue price
includes all fees payable on the security, as discussed
below. The security is subject to minimum issue size
and individual purchase amount requirements, as
discussed below and in the base offering documents.
What are the fees associated with the
securities?
The fees associated with the securities include a sales
concession paid to UBS Financial Services Inc., which
pays your financial advisor, as well as the costs and
potential profit to UBS for issuing and hedging its
obligations under the securities. These fees are
embedded in the issue price that you pay for the
securities and are reflected in the terms of the security.
Once the terms of the security are set, these fees do
not reduce the payment at maturity of the securities,
but they may affect the price of the securities prior to
maturity.
What if I want to sell the securities before
maturity?
The securities will not be listed on any exchange.
Although the securities are designed to be held to
maturity, you may be able to sell your securities back
to UBS prior to maturity. The price that you receive for
your security may be more or less than the principal
amount. Please keep in mind that UBS is not obligated
to make a market for your securities and you may not
be able to sell your securities prior to maturity.
Therefore, you should be prepared to hold your
securities to maturity.
What happens if there is a stock split or a
merger?
For stock splits, mergers or other corporate actions
relating to the underlying asset, the calculation
agent
for the securities will generally make an
adjustment to the initial level or to other terms of the
securities. The type of adjustment will depend on the
type of corporate action that has occurred and, in some
cases, no adjustment may be made. The base offering
documents for the securities describe some of the
Investment timeline
Start
On
the
trade
date,
the
initial
level
of
the
underlying asset is determined and the final terms
of the investment are set.
On the issue date, the securities are issued and
investors pay the issue price.
Maturity
On the final valuation date, the final level of the
underlying asset determined and the underlying
return is calculated.
If the underlying return is positive, UBS will repay
the full principal amount at maturity plus a return
equal to the product of the underlying return
times the participation rate:
principal amount + (principal amount x
underlying return x participation rate)
If the underlying return is zero, UBS will repay the
full principal amount at maturity.
If the underlying return is negative, you will have
the same downside market risk as the underlying
asset. UBS will repay less than the full principal
amount, if anything, at maturity,  resulting in a
loss of principal that is proportionate to the
negative underlying return:
principal amount + (principal amount x
underlying return)
corporate actions that may occur and some of the
adjustments that may occur. The purpose of any
adjustment by the calculation agent is generally to
offset changes in the economic position of the investors
and UBS from the corporate action. If a corporate
action occurs and the calculation agent does not make
any adjustment, the market value of your securities
and the payment at maturity may be negatively
affected. Because the calculation agent for the
securities is an affiliate of UBS, the calculation agent
may have a conflict of interest in determining whether
and how to make any adjustments.

|
Performance Securities
What are the expected tax consequences of
investing in the securities?
The base offering documents for the securities will
contain a tax disclosure describing the expected U.S.
federal income tax consequences of investing in the
securities. The tax consequences are complex and
uncertain. As a reminder, UBS and its employees do
not provide tax advice. You should consult with your
tax advisor prior to investing in any securities.
As described in the base offering documents, UBS
expects to treat the securities for tax purposes as a
pre-paid derivative contract with respect to the
underlying asset. The IRS could assert a different tax
treatment for the securities, which could require you
and UBS to treat the securities differently than
described in the offering documents.
Investment summary
Potential to enhance returns
If the underlying return is positive,
at maturity UBS will repay the full
principal amount plus pay a return
equal to the product of the
underlying return times the
participation rate.
Downside equity market risk
If the underlying return is negative,
at maturity UBS will repay less than
the full principal amount, if
anything, at maturity, resulting in a
loss of principal proportionate to
the negative underlying return.
Additional considerations
You will be subject to the
creditworthiness of UBS for all
payments under the securities.
There may be limited or no liquidity
for the securities. The tax
consequences of investing in the
securities are complex and
uncertain. Please see the risk
section of this investment guide
and the base offering documents
for additional important
considerations.

An example investment
1) Select an underlying asset
You and your financial advisor can select an underlying
asset for your security from a list of over 200 stocks
and ETFs. Many investors use different strategies in
determining which underlying asset to select (see the
table below for a discussion of one such strategy).
For purposes of this example investment, we will use a
fictional underlying asset for your security: XYZ
common stock.
2)
Select
a
maturity
for
your
security
You have the flexibility to choose the maturity for the
securities, which can be between 1 and 5 years, with 3-
month increments in between. You may want to select
a shorter maturity when you have a shorter term view
of the underlying asset and a longer maturity if you
have a longer term view of the underlying asset.
The selected maturity will be an important factor for
the participation rate for the securities. Typically, the
longer the maturity the greater the participation rate
and the shorter the maturity the lower the participation
rate.
For purposes of this example investment, we will
assume that you selected a 3-year maturity.
3) Solve for the participation rate range
Your financial advisor will use UBS Equity Investor to
solve for the participation rate range. The participation
rate indicates the degree you will participate in any
positive underlying return at maturity. The participation
rate will be at least 115%.
We will also assume that your financial advisor solved
for an indicative participation rate range of between
149% and 151%.
In this section of the investment guide, we provide an example of a hypothetical investment in a
Performance Security. This example is for illustrative purposes only. The actual terms and conditions for any security you purchase will be included in the preliminary terms supplement that you will receive prior to investing in the security.
There
is
no
assurance
that
the
indicated
investment
goal
will
be
achieved.
Investors
may
lose
all
or
a
substantial
portion
of
their
investment
in
the
securities. At maturity, the securities may underperform a direct investment in a dividend-paying underlying asset.
Sample strategy for selecting an underlying asset
Investment goal
Underlying asset selection
Considerations
Outperform the
underlying asset
Stocks that you believe will appreciate.
There is no guarantee that the underlying asset will
appreciate sufficiently to outperform the total return
of the stock or will not decline, resulting in a loss.
Performance Securities
|

4) Agree on indicative terms and review the
preliminary terms supplement
If you are satisfied with the parameters for your
security, your financial advisor will e-mail you a
preliminary terms supplement summarizing the key
terms, conditions and risks for your security. The
preliminary terms supplement should be read in
conjunction with the base offering documents, including
this investment guide. In the preliminary terms
supplement, the participation rate will be represented
by an indicative range.
For purposes of this example investment, we will
assume that the preliminary terms supplement shows a
range on the participation rate of between 149% and
151%.
If you want to receive the top end of the participation
rate range your financial advisor solved for, you must
confirm your order within 20 minutes of when your
financial advisor generated the indicative terms.
Otherwise, the participation rate will be set within the
indicated range after you confirm your order with your
financial advisor based on market conditions at that
time.
For purposes of this example investment, we will
assume that you do not confirm your order within 20
minutes of when your financial advisor generated the
indicative terms and that the participation rate will be
set within the indicated range after you confirm your
order.
5) Confirm your order with your financial advisor
The deadline for your financial advisor to generate
terms and send you the preliminary terms supplement
is 2pm Eastern time. The deadline to place an order is
3pm, Eastern time, on the same day you receive the
preliminary terms supplement for your security. This
day will become the trade date for your security.
Because you have a limited amount of time to review
the preliminary terms supplement and accept the terms
of your security, you should carefully review the base
offering documents and be comfortable with the
features and risks of Performance Securities prior to
considering your first transaction.
The minimum issue size for creating a security is
$100,000, while the maximum size is $4 million. When
deciding how much to invest in any individual security,
consider your market exposure to the underlying asset
and your overall credit exposure to UBS. Generally, you
should not invest more in a security than you would be
willing to invest directly in the underlying asset. You
should also consider your credit exposure to UBS
across your entire portfolio and whether an investment
in the securities might cause you to be overly
concentrated in UBS credit risk.
For purposes of this example investment, we will
assume that you confirm an order with your financial
advisor to invest $100,000 in the security.
6) The final terms for your security are set
The initial level of the underlying asset will be set equal
to the closing level of the underlying asset on the trade
date. The participation rate will be set within the range
indicated in the preliminary terms supplement. These
final terms for your security will be e-mailed to you in a
final terms supplement.
For purposes of this example investment, we will
assume that the initial level of the underlying asset is
$25.00 and the participation rate is set within the range
indicated in your preliminary terms supplement at
150%.
Hypothetical security terms
Issuer
UBS AG
Maturity
3 years
Selected by you.
Underlying asset
XYZ common stock
Selected by you.
Participation rate
150%
Within the range indicated in the preliminary terms
supplement.
Total principal
amount
$100,000
Selected by you.
Principal amount
$10.00 per security
Initial level
$25.00
The closing level of the underlying asset on the trade date.

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Performance Securities

7) The value of your security prior to maturity
You should be prepared to hold your security to
maturity. If you wish to sell your security prior to
maturity, you should be aware that the value of your
security will fluctuate based on a number of factors,
including the performance of the underlying asset, time
remaining to maturity, the implied volatility
of the
underlying asset, dividends paid on the underlying
asset, market interest rates, the creditworthiness of
UBS and the fees embedded in the price of your
security.
Generally, you should not expect upside movements in
the underlying asset to coincide with similar
movements in the value of the securities due to the
factors mentioned above. However, declines in the
level of the underlying asset may have a significantly
negative effect on the value of your security. Prior to
maturity, the market value of your security may be
significantly less than the principal amount even if the
level of the underlying asset has increased.
UBS expects to maintain a market in its securities for
clients who wish to sell their securities prior to maturity.
However, UBS is under no obligation to repurchase
your security, and the price you receive from UBS may
be at a discount to the market value of your security.
Because you may not be able to sell your security prior
to maturity, you should be prepared to hold your
security to maturity. If you are able to sell your security
prior to maturity, you may incur a substantial loss even
if the level of the underlying asset is above its initial
level at that time.
8) The payment at maturity
The return on your securities will depend on whether
the underlying return is positive or negative (or zero).
Please remember that any payment on a security,
including any repayment of principal, is subject to the
creditworthiness of UBS. If UBS is unable to repay its
obligations when due, you may lose some or all of your
investment in the securities.
Scenario 1: The closing level of XYZ stock on the final
valuation date is $30.00 (a 20% increase from the
initial level).
Because the underlying return is positive, UBS will
repay the full principal amount plus pay a return equal
to 30%, the product of the underlying return (20%)
times the participation rate (150%). You will receive
$130,000 at maturity ($13.00 per security).
Scenario 2: The closing level of XYZ stock on the final
valuation date is $25.00 (no change from the initial
level).
Because the underlying return is zero, UBS will repay
the full principal amount. You will receive $100,000 at
maturity ($10.00 per security).
Scenario 3: The closing level of XYZ stock on the final
valuation date is $20.00 (a 20% decline from the initial
level).
Because the underlying return is negative, UBS will
repay less than the full principal amount at maturity.
You will have full downside exposure to the negative
underlying return and incur a loss of 20%. You will
receive $80,000 at maturity ($8.00 per security).
Performance Securities
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Hypothetical payout on your $100,000 investment
Underlying asset
Performance Security
Final level
Return at maturity
Return at maturity
Payment at maturity
…
…
…
…
$33.00
32%
48%
$148,000
$32.50
30%
45%
$145,000
$32.00
28%
42%
$142,000
$31.50
26%
39%
$139,000
$31.00
24%
36%
$136,000
$30.50
22%
33%
$133,000
$30.00
20%
30%
$130,000
$29.50
18%
27%
$127,000
$29.00
16%
24%
$124,000
$28.50
14%
21%
$121,000
$28.00
12%
18%
$118,000
$27.50
10%
15%
$115,000
$27.00
8%
12%
$112,000
$26.50
6%
9%
$109,000
$26.00
4%
6%
$106,000
$25.50
2%
3%
$103,000
Initial level
$25.00
0%
0%
$100,000
$24.50
-2%
-2%
$98,000
$24.00
-4%
-4%
$96,000
$23.50
-6%
-6%
$94,000
$23.00
-8%
-8%
$92,000
$22.50
-10%
-10%
$90,000
$21.50
-14%
-14%
$86,000
$21.00
-16%
-16%
$84,000
$20.50
-18%
-18%
$82,000
$20.00
-20%
-20%
$80,000
…
…
…
…
$0.00
-100%
-100%
$0.00
Summary
Performance Securities provide the opportunity to
enhance any positive underlying return at the
participation rate with full downside exposure to any
negative underlying return at maturity. By using UBS
Equity Investor, your financial advisor can customize
Performance Securities for you across specified
parameters to help you meet your investment goals.
However, investing in Performance Securities involves
significant risks and considerations that you should
understand. We discuss some of these key investment
risks in the next section of this guide.

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Performance Securities

Performance
Securities
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Key investment risks
Issuer credit risk
Performance Securities are unsubordinated, unsecured
debt obligations of UBS AG. Any payment on a security
is subject to the creditworthiness of UBS. If UBS is
unable to pay its obligations as they come due, you
may lose some or all of your investment in your
security.
Risk of loss
You will be exposed to the downside market risk of the
underlying asset and may lose all or a substantial
portion of your investment depending on how much the
underlying asset declines.
No income
The securities do not pay interest. You may earn no
return over the entire term of your securities and may
lose up to your entire investment.
No dividends or voting rights
In owning a security rather than owning the underlying
asset directly, you give up certain benefits associated
with direct ownership. If the underlying asset pays a
dividend, that dividend will not be paid out to you. You
also will not have voting rights that direct owners may
have.
Fair value considerations
The issue price you pay for the securities will exceed
their estimated initial value as of the trade date due to
the inclusion in the issue price of the underwriting
discount, hedging costs, issuance costs and projected
profits. As of the close of the relevant markets on the
trade date, UBS will determine the estimated initial
value of the securities by reference to its internal
pricing models and it will be set forth in the relevant
final terms supplement. You will also receive an
indicative range for the estimated initial value in the
preliminary terms supplement. These pricing models
incorporate, among other variables, an internal funding
rate that is typically lower than the rate UBS pays on
.
conventional debt of a similar term. Use of an internal
funding rate generally reduces the economic value of
the securities and may adversely affect any secondary
market pricing on the securities.
Performance prior to maturity
In addition to the performance of the underlying asset,
fees embedded in the issue price of a security and
market factors that influence the price of bonds and
options generally will also influence the value of a
security prior to maturity. Therefore, the market value
of a security prior to maturity may be less than its issue
price even if the underlying asset has increased and
may be substantially different than the payment
expected at maturity.
No guarantee of liquidity
No offering of the securities will be listed or displayed
on any securities exchange or any electronic
communications network. A secondary trading market
for the securities may not develop. UBS Securities LLC
and other affiliates of UBS may make a market in the
securities, although they are not required to do so and
may stop making a market at any time. The price, if
any, at which you may be able to sell your securities
prior to maturity could be at a substantial discount
from the issue price to public and to its intrinsic
economic value; and as a result, you may suffer
substantial losses.
Potential conflicts
UBS and its affiliates may play a variety of roles in
connection with a security, including acting as
calculation agent and hedging UBS' obligations under
the security. In performing these duties, the economic
interests of the calculation agent and other UBS
affiliates may be adverse to your interests as a security
investor. Additionally, our affiliates will derive
compensation from sales of the securities.
Investing in Performance Securities involves significant risks. Below, we summarize some of the key risks.
However,
prior
to
investing
in
any
securities,
you
should
carefully
review
the
more
detailed
discussion of risks in the base offering documents and in the preliminary terms supplement you receive from your financial advisor.

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Performance
Securities
Taxation
The tax treatment of a security is complex. The offering
documents contain a tax disclosure discussing the
expected federal income tax consequences of investing
in a security. Significant aspects of the tax treatment of
a security may be uncertain. UBS Financial Services
Inc. and its employees do not provide tax advice. You
are urged to consult your own tax advisor about the
tax consequences of an investment in the securities, as
well as your own tax situation before investing in any
securities.

Where to find additional information

For additional information about UBS AG, the issuer of the securities, please visit the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446. You can also find additional information at www.ubs.com/investors.

In the prospectus supplement, of which this investment guide is an annex (and which also includes a sample final terms supplement), you will find links to the product supplement and the base prospectus (collectively, with the prospectus supplement, the base offering documents) for the securities, which you should read and understand prior to investing in any securities. To get back to the beginning of the prospectus supplement, click here. The other base offering documents are available on page ii of the prospectus supplement.

Your financial advisor can also send you physical copies of these documents free of charge.

Performance Securities | B-14

Calculation agent
UBS Securities LLC is the calculation agent for the
securities. The calculation agent may have considerable
discretion in calculating the amounts payable in respect
to the securities, and you should be aware of potential
conflicts of interest between the calculation agent's role
and your interest as a holder of the securities prior to
making an investment.
Final level
The final level is the closing level of the underlying
asset on the final valuation date, as determined by the
calculation agent.
Final valuation date
The final valuation date is disclosed in the preliminary
terms supplement you receive. The final valuation date
may be subject to postponement if certain market
disruption events occur.
Final terms supplement
The final terms supplement is the prospectus that
summarizes the final terms of your security and will be
e-mailed to you on the trade date after the final terms
for your security are set.
Initial level
The initial level is the closing level of the underlying
asset on the trade date, as determined by the
calculation agent. Since you must place your order
before the market closes on the trade date, you will not
know the exact initial level when you place your order,
but it will be disclosed in the final terms supplement
you receive.
Issue price
The issue price is the price you pay for your security.
The issue price per security will be $10.00. The security
is subject to minimum individual purchase amount and
issue size requirements, as discussed above and in the
base offering documents.
Glossary
Implied volatility
Implied volatility is a forward-looking measure of an
asset's price variation that is derived from the market
price of options on that asset.
Maturity date
The maturity date is the date on which UBS will pay
you the cash you may be owed in accordance with the
terms of your security. The maturity date will be
disclosed in the preliminary terms supplement you
receive and is typically five business days after the final
valuation date. The maturity date may be subject to
postponement if the final valuation date is postponed.
Participation rate
The participation rate indicates the degree to which
you will participate in any positive underlying return at
maturity. The participation rate will be at least 115%.
Preliminary terms supplement
The preliminary terms supplement is the supplement
that summarizes the preliminary terms and conditions
of your security as well as certain key risks. You must
review and confirm the preliminary terms with your
financial advisor before placing your order for your
security.
Trade date
The trade date is the date on which you place your
order for a security. On this date, the trade is executed
and the initial level and other terms of your security are
determined.
Underlying asset
The underlying asset may be a common stock or
American depository receipt of a specific company or
the share of an exchange-traded fund.
Underlying return
The percentage performance of the underlying asset as
measured from the initial level to the final level.

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Performance
Securities
UBS Financial Services Inc. is a subsidiary of UBS AG.